Exhibit 10.1

FIRST AMENDMENT, CONSENT AND DEFAULT WAIVER TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT, CONSENT AND DEFAULT WAIVER to Loan and Security Agreement (this “Agreement”) is entered into as of February 10, 2023, by and between (a) SILICON VALLEY BANK, a California corporation, and an authorized foreign bank under the Bank Act (Canada) (“SVB”), in its capacity as administrative agent and collateral agent (“Agent”), (b) SVB, as a lender, (c) SVB INNOVATION CREDIT FUND VIII, L.P., a Delaware limited partnership (“SVB Capital”), as a lender (SVB and SVB Capital and each of the other “Lenders” from time to time a party hereto are referred to herein collectively as the “Lenders” and each individually as a “Lender”), (d) MEDAVAIL HOLDINGS, INC., a Delaware corporation (“Medavail Holdings”), (e) MEDAVAIL PHARMACY INC., an Arizona corporation (“Medavail Pharmacy”), (f) MEDAVAIL, INC., a Delaware corporation (“Medavail Inc.”), (g) MEDAVAIL TECHNOLOGIES (US) INC., a Delaware corporation (“Medavail Technologies US”), and (h) MEDAVAIL TECHNOLOGIES INC., a corporation incorporated under the laws of Canada (“Medavail Technologies Canada”, together with Medavail Holdings, Medavail Pharmacy, Medavail Inc. and Medavail Technologies US, individually, collectively, jointly and severally, each a “Borrower”).

Recitals

A.    Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of June 7, 2021 (as the same may from time to time be further amended, modified, supplemented or restated, collectively, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.    Borrower has notified Agent and Lenders that Borrower intends to enter into that certain Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”), a copy of which is attached hereto as Annex I, by and among, Medavail Pharmacy, German Dobson CVS, L.L.C. (“German Dobson CVS”), Garfield Beach CVS, L.L.C. (“Garfield Beach CVS”), Longs Drug Stores California, L.L.C. (“Longs Drug Stores”), Woodward Detroit CVS, L.L.C. (“Woodward Detroit CVS”) and Holiday CVS, L.L.C. (“Holiday CVS”, together with German Dobson CVS, Garfield Beach CVS, Longs Drug Stores, Woodward Detroit CVS and Holiday CVS, the “Buyer”), pursuant to which Borrower will transfer the Assets (as defined in the Asset Purchase Agreement) to Buyer (the “Asset Sale”). Borrower acknowledges that entry into the Asset Purchase Agreement and consummation of the Asset Sale are prohibited under the terms of the Loan Agreement, and Borrower has requested that (a) Agent and Lenders consent to Borrower’s entry into the Asset Purchase Agreement and consummation of the Asset Sale, and waive any Events of Default that may have occurred under the Loan Agreement in connection with Borrower’s entry into the Asset Purchase Agreement and consummation of the Asset Sale, and (b) Agent agree to release its Lien on the Assets.

C.    Notwithstanding anything to the contrary contained in the Loan Agreement and the other Loan Documents, although Agent and Lenders are under no obligation to do so, Agent and Lenders have, agreed to consent to Borrower’s entry into the Asset Purchase Agreement, consummation of the Asset Sale and release of Agent’s Lien on the Assets on the terms and subject to the conditions set forth herein.

D.    Borrower acknowledges that Borrower is currently in default under Section 7.2 of the Loan Agreement for failing, pursuant to Section 5.7(c) of the Loan Agreement, to (a) sweep funds in excess of Ten Thousand Dollars ($10,000) from the BofA Account to Borrower’s account at SVB or HSBC (covered by a Control Agreement in favor of Agent) on a daily basis, and (b) execute Control Agreements in favor of Agent for each of

Exhibit 10.1
Borrower’s accounts (A) numbers XXX-XX7933, XXX- XX7976, XXX-XX7925 and XXX-XXXX46-071 at HSBC Bank USA, National Association, and (B) numbers XXX16-19, XXX54-19, XXX94-17 and XXX621-17 at The Bank of Nova Scotia, each such failure to comply constitutes Events of Default (each of the defaults set forth, collectively, the “Existing Defaults”).

E.    Borrower has requested that Agent and the Lenders waive their rights and remedies against Borrower, limited specifically to the Existing Defaults. Although Agent and the Lenders are under no obligation to do so, Agent and the Lenders are willing to not exercise their rights and remedies against Borrower related to the specific Existing Defaults on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2.    Consent to Asset Sale. Notwithstanding any provision of the Loan Agreement to the contrary and subject to satisfaction of the conditions precedent set forth in Section 13 below, the Lenders hereby consent to (a) Borrower’s entry into the Asset Purchase Agreement and consummation of the Asset Sale on terms and subject to the conditions outlined in the Asset Purchase Agreement, and (b) Borrower’s use and application of the proceeds received in connection with the Asset Purchase Agreement in any matter that is not inconsistent with the terms of the Loan Agreement.

3.    Amendments to Loan Agreement.

3.1    Section 1.3 (Fees and Expenses). Section 1.3(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b) Prepayment Premium. The Prepayment Premium, when due hereunder, to be shared between the Lenders pursuant to their respective Term Loan Commitment Percentages, which shall be fully earned and non-refundable as of such date; provided, however, notwithstanding the foregoing, the Lenders hereby waive the Prepayment Premium on all Term Loan Advances prepaid by Borrower on or prior to February 10, 2023; and”

3.2    Section 5.7 (Operating Accounts). Section 5.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“5.7    Operating Accounts.

(a)    Maintain all of Borrower’s, any of its Subsidiaries’, and any Guarantor’s operating accounts, depository accounts and excess cash with SVB or SVB’s Affiliates; provided, however, notwithstanding the foregoing, as long as Borrower has, on or prior to

2

Exhibit 10.1
February 10, 2023, transferred at least sixty percent (60.0%) of its cash and Cash Equivalent assets to its deposit accounts at SVB, (i) during the period of time from February 10, 2023 through April 11, 2023, Borrower may maintain up to forty percent (40.0%) of its cash and Cash Equivalent assets in its deposit accounts at HSBC Bank USA, National Association for which Borrower has delivered to Agent a satisfactory Control Agreement in favor of Agent over such accounts, (ii) during the period of time from February 10, 2023 through March 12, 2023, Borrower may maintain up to Ten Thousand Dollars ($10,000) in Borrower’s account no. xxxxxxxx1869 at Bank of America (the “BofA Account”), and (iii) Borrower may maintain up to Five Thousand Dollars ($5,000) in its account ending in 071 at HSBC Canada (the “Permitted HSBC Account”).

(b)    In addition to the foregoing, Borrower, any Subsidiary of Borrower and any Guarantor, shall obtain any business credit card, letter of credit and cash management services exclusively from SVB.

(c)    In addition to and without limiting the restrictions in (a), Borrower shall provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than SVB or SVB’s Affiliates. For each Collateral Account (other than the BofA Account and the Permitted HSBC Account, in each case, subject to the requirements set forth in subsection (a)), that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than SVB) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of the Lenders.”

3.3    Section 5.16 (Post-Closing Items). New Section 5.16(d) is hereby added to the Loan Agreement to read in its entirety as follows:

“(d) As soon as possible, but no later than June 10, 2023, Borrower and its Subsidiaries shall close all of its operating accounts and depository accounts not maintained with SVB and deliver to Agent evidence, satisfactory to Agent in its sole discretion, confirming such.”

3.4    Section 12.2 (Successors and Assigns). The first paragraph of Section 12.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign or transfer this Agreement or any rights or obligations under it without Agent and Lenders’ prior written consent (which may be granted or withheld in Agent’s and Lenders’ sole discretion) and any other attempted assignment or transfer by Borrower shall be null and void. Agent and each Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant as to which assignment, transfer and other such actions are governed by the terms thereof).”

3

Exhibit 10.1
3.5    Section 13.2 (Definitions). The following defined terms and their respective definitions set forth in Section 13.2 of the Loan Agreement hereby are added or amended and restated in their entirety, as applicable, to read as follows:

“Excluded Property” means, collectively: (a) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) such intent-to-use application shall constitute Collateral; (b) any interest of Borrower as a lessee or sublessee under a real property lease or an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease (but only to the extent that such prohibition is enforceable under all Applicable Laws including, without limitation, the Code); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Agent; (c) motor vehicles with an aggregate value not to exceed One Hundred Thousand Dollars ($100,000); (d) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); and (e) all “Assets” as defined in, and sold by Borrower to CVS in accordance with the terms of, that certain Asset Purchase and Sale Agreement dated as of January 20, 2023, by and among, MedAvail Pharmacy, German Dobson CVS, L.L.C., Garfield Beach CVS, L.L.C., Longs Drug Stores California, L.L.C., Woodward Detroit CVS, L.L.C., and Holiday CVS, L.L.C.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Lenders’ Expenses, the Final Payment, the Prepayment Premium, the Erroneous Payment Subrogation Rights, and other amounts Borrower owes Agent or any Lender now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Agent and/or the Lenders, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).

“Warrant” means, collectively, (a) that certain Warrant to Purchase Stock dated as of February 10, 2023 between MedAvail Holdings, Inc. and SVB, (b) that certain Warrant to Purchase Stock dated as of February 10, 2023 between MedAvail Holdings, Inc. and SVB Innovation Credit Fund VIII, L.P., and (c) any other Warrant to purchase Stock of any Borrower issued to Agent or any Lender theretofore or thereafter, in each case as amended, modified, supplemented and/or restated from time to time.

3.6    Section 13.2 (Definitions). The following defined terms and their respective definitions, whether set forth in Section 13.2 or elsewhere in the Loan Agreement hereby are deleted in their entirety from all references in the Loan Agreement:

“Banking Requirement Release Date”, “Excluded Accounts” and “Excluded Canadian Account”.

4.    Waiver of Existing Defaults. Notwithstanding any provision of the Loan Agreement to the contrary and subject to satisfaction of the conditions precedent set forth in Section 13 below, Agent and Lenders hereby waive filing any legal action or instituting or enforcing any rights and remedies they may have against Borrower with respect to the Existing Defaults. This

Exhibit 10.1
waiver shall apply only with respect to Borrower’s failure to comply with Sections 5.7(c) of the Loan Agreement as of the date hereof.

Accordingly, after the date hereof, Borrower shall be in compliance with such sections. Agent and Lenders’ agreement to waive the Existing Defaults in no way shall be deemed an agreement by Agent and Lenders to waive Borrower’s compliance with the above-referenced sections as of all other dates, and shall not limit or impair Agent and Lenders’ right to demand strict performance of such sections as of all other dates.

5.    Limitation of Amendments, Consent and Default Waiver.

5.1    This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders and Agent may now have or may have in the future under or in connection with any Loan Document.

5.2    This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

6.    Representations and Warranties. Borrower represents and warrants to Agent and Lenders as follows:

6.1    (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Defaults has occurred and is continuing;

6.2    Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;

6.3    The organizational documents of Borrower delivered to Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4    The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;

6.5    The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6    The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any

Exhibit 10.1
governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

6.7    This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.    Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8.    Release by Borrower.

8.1    FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Agent and each Lender and each of its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

8.2    In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

8.3    By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Agent or any Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

Exhibit 10.1

8.4    This release may be pleaded as a full and complete defense and/or as a cross- complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Agent and each Lender to enter into this Agreement, and that neither Agent nor the Lenders would not have done so but for their respective expectation that such release is valid and enforceable in all events.

8.5    Borrower hereby represents and warrants to Agent and each Lender, and Agent and each Lender is relying thereon, as follows:

(a)    Except as expressly stated in this Agreement, neither Agent nor any Lender nor any agent, employee or representative of Agent or any Lender has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(b)    Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c)    The terms of this Agreement are contractual and not a mere recital.

(d)    This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(e)    Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Agent and each Lender, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9.    Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Agent in such Perfection Certificate have not changed, as of the date hereof.

10.    Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

11.    Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

12.    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

13.    Effectiveness. This Agreement shall be deemed effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Agent and Lenders:

Exhibit 10.1
13.1    the due execution and delivery to Agent of (i) this Agreement by each party hereto, (ii) the Asset Purchase Agreement by each party thereto, (iii) the Warrant to Purchase Stock issued by MedAvail Holdings in favor of SVB dated as of the date hereof, together with MedAvail Holdings current capitalization table, (iv) the Warrant to Purchase Stock issued by MedAvail Holdings’ in favor of SVB Capital dated as of the date hereof, together with MedAvail Holdings’ current capitalization table, and (v) a Control Agreement in favor of Agent for the benefit of the Lenders covering all of Borrower’s accounts at HSBC Bank USA, National Association;

13.2    Borrowers’ payment to Agent of (i) all Lenders’ Expenses due and owing as of the date hereof, and (ii) a portion of the Final Payment in an amount equal to Three Hundred Eighty Thousand Dollars ($380,000) contemporaneously with the consummation of the Asset Sale, each of which may be debited from any of Borrowers’ accounts at SVB;

13.3    prepayment of the Term Loan Advances advanced by the Lenders under the Loan Agreement in an amount equal to Three Million Dollars ($3,000,000) substantially contemporaneously with the consummation of the Asset Sale;

13.4    receipt by Agent and Lenders of evidence confirming consummation of the Asset Sale; and

13.5    such other documents as Agent and Lenders may reasonably request to effectuate the terms of this Agreement.

[Signature page follows.]

Exhibit 10.1

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

AGENT:	BORROWER:
SILICON VALLEY BANK, as Agent By:/s/ Milo Bissin Name: Milo Bissin Title: Managing Director	MEDAVAIL HOLDINGS, INC. By:/s/ Mark Doerr Name: Mark Doerr Title: Chief Executive Officer

MEDAVAIL PHARMACY INC. By:/s/ Mark Doerr Name: Mark Doerr Title: Chief Executive Officer
LENDERS:
SILICON VALLEY BANK, as Lender By:/s/ Milo Bissin Name: Milo Bissin Title: Managing Director	MEDAVAIL, INC. By:/s/ Mark Doerr Name: Mark Doerr Title: Chief Executive Officer

SVB INNOVATION CREDIT FUND VIII, L.P., as Lender
By: SVB Innovation Credit Partners VIII, LLC, a Delaware limited liability company, its General Partner

By:/s/ Ryan Grammer

Name: Ryan Grammer
Title: Senior Managing Director
MEDAVAIL TECHNOLOGIES (US) INC. By:/s/ Mark Doerr Name: Mark Doerr Title: Chief Executive Officer

Exhibit 10.1

MEDAVAIL TECHNOLOGIES INC. By:/s/ Mark Doerr Name: Mark Doerr Title: Chief Executive Officer

[Signature Page to First Amendment, Consent and Waiver to Loan and Security Agreement]